UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TYCO ELECTRONICS LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The following information supplements the proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in Registration Statement No. 333-156927 filed with the U.S. Securities and Exchange Commission on May 1, 2009 relating to the special general meeting of shareholders of Tyco Electronics Ltd. (the “Company”) to be held on Monday, June 22, 2009 at 2:30 p.m., Atlantic Time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda (the “Special General Meeting”).

The Company is seeking shareholder approval at the Special General Meeting of a distribution to shareholders in the form of a capital reduction in a Swiss franc amount equal to US$ 0.16 per share (the “Distribution”), as discussed under the heading “Proposal No. 4—Approval of a Distribution to Shareholders in the Form of a Capital Reduction” in the Proxy Statement/Prospectus.  The Company wishes to clarify that, if approved, the Distribution would be for the quarterly period ending June 26, 2009 (rather than September 25, 2009) and is expected to be paid during the quarterly period ending September 25, 2009.